Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS THIRD QUARTER 2024 RESULTS;
QUARTERLY DIVIDEND OF $0.80 PER SHARE

	Third Quarter Results				Year to Date Results
	U.S. GAAP		Adjusted		U.S. GAAP		Adjusted
	Q3 2024	Q3 2023	Q3 2024	Q3 2023	YTD 2024	YTD 2023	YTD 2024	YTD 2023
Net Revenues ($ mm)	$734.2	$570.2	$739.5	$576.1	$2,004.3	$1,641.8	$2,022.1	$1,659.0
Operating Income ($ mm)	$122.0	$76.8	$134.6	$82.7	$314.4	$241.4	$339.5	$261.6
Net Income Attributable to Evercore Inc. ($ mm)	$78.4	$52.1	$90.9	$55.5	$237.8	$172.7	$262.5	$189.1
Diluted Earnings Per Share	$1.86	$1.30	$2.04	$1.30	$5.76	$4.33	$5.98	$4.43
Compensation Ratio	66.5%	68.7%	66.0%	68.0%	66.6%	66.8%	66.0%	66.1%
Operating Margin	16.6%	13.5%	18.2%	14.4%	15.7%	14.7%	16.8%	15.8%

Business and Financial Highlights	■
Third Quarter and Year-to-Date Net Revenues were $734.2 million and $2.0 billion, respectively, on a U.S. GAAP basis and $739.5 million and $2.0 billion, respectively, on an Adjusted basis. Third Quarter and Year-to-Date Net Revenues increased 29% and 22%, respectively, on a U.S. GAAP basis and 28% and 22%, respectively, on an Adjusted basis versus 2023

■
Third Quarter Operating Income of $122.0 million and $134.6 million on a U.S. GAAP and an Adjusted basis, respectively, increased 59% and 63%, respectively versus 2023; Third Quarter Operating Margins of 16.6% and 18.2% on a U.S. GAAP basis and an Adjusted basis, respectively, increased 314 and 385 basis points, respectively, versus 2023

	■	In Advisory, Evercore advised on some notable and complex transactions representative of areas in which we have been investing, including financial services, energy transition and sponsors. The transactions include:

■ TIH on the $7.8 billion sale of its retail insurance broking division, McGriff Insurance Services, to Marsh McLennan

■ Avenue Capital Group and Nuveen Asset Management on their $3.4 billion sale of minority equity interest in Vistra Vision to Vistra Corp

■ CVC on its acquisition of a significant ownership position in Epicor, from Clayton, Dubilier & Rice

	■	In Equity Capital Markets, Evercore was lead-left bookrunner on Diamondback Energy’s $2.6 billion follow-on offering, and year-to-date, Evercore has participated as a bookrunner on 5 of the 8 Tech IPOs in the U.S.

	■	Evercore Wealth Management was again named to the Barron’s annual ranking of the Top 100 Independent U.S. Registered Investment Advisors for 2024 as well as ranked among the leading Registered Investment Advisors for 2024 by Financial Advisor

Talent	■	Two Investment Banking Senior Managing Directors and one Senior Advisor joined Evercore in September; Andrea Bozzi, Charles Andrez and Charles-Henri Filippi, in our Paris office

	■	In addition, three Investment Banking Senior Managing Directors have committed, since our last earnings call, to join Evercore focusing on structured finance, financial institutions and sponsors

	■	One Equities Senior Managing Director joined Evercore in the third quarter; Adam Frisch, to lead research coverage of the financial technology and IT services sectors

Capital Return	■	Quarterly dividend of $0.80 per share

	■	Returned $528.8 million to shareholders during the first nine months of 2024 through dividends and repurchases of 2.2 million shares at an average price of $189.69

NEW YORK, October 23, 2024 – Evercore Inc. (NYSE: EVR) today announced its results for the third quarter ended September 30, 2024.

LEADERSHIP COMMENTARY

John S. Weinberg, Chairman and Chief Executive Officer, "We believe we are in the midst of a gradual recovery, with strong activity levels across nearly all of our businesses, and that Evercore is positioned for success as the market continues to improve."

Roger C. Altman, Founder and Senior Chairman, "Our continued, aggressive investments in both talent and in broadening our platform are bearing fruit."

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Business Segments:

Evercore's business results are categorized into two segments: Investment Banking & Equities and Investment Management. Investment Banking & Equities includes providing advice to clients on mergers, acquisitions, divestitures and other strategic corporate transactions, as well as services related to securities underwriting, private placement services and commissions for agency-based equity trading services and equity research. Investment Management includes Wealth Management and interests in private equity funds which are not managed by the Company, as well as advising third-party investors through affiliates. See pages A-2 to A-8 for further information and reconciliations of these segment results to our U.S. GAAP consolidated results.

Non-GAAP Measures:

Throughout this release certain information is presented on an adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units into Class A shares. Evercore believes that the disclosed adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

In the third quarter of 2024, the Company sold its remaining ownership interest in ABS. The gain on the sale has been excluded from Adjusted Net Revenues.

In the third quarter of 2024, the Company agreed to the redemption of its interest in Luminis, such that it will no longer have an equity interest in Luminis following the redemption. The Company will receive no consideration in respect of the redemption. As a result, the Company incurred a loss in the third quarter of 2024 associated with the write-off of the remaining carrying value of its investment, included within Special Charges, Including Business Realignment Costs, as well as the release of cumulative foreign exchange losses, included within Other Revenue, net. These charges have been excluded from Adjusted Net Income Attributable to Evercore Inc.

Evercore's Adjusted Diluted Shares Outstanding for the three and nine months ended September 30, 2024 were higher than U.S. GAAP as a result of the inclusion of certain Evercore LP Units and Unvested Restricted Stock Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three and nine months ended September 30, 2023 are included in pages A-2 to A-8.

Selected Financial Data – U.S. GAAP Results

The following is a discussion of Evercore's consolidated results on a U.S. GAAP basis. See pages A-5 to A-7 for our business segment results.

Net Revenues

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2024	September 30, 2023	% Change	September 30, 2024	September 30, 2023	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees	$592,980	$467,401	27%	$1,591,049	$1,304,519	22%
Underwriting Fees	44,132	30,814	43%	130,666	91,897	42%
Commissions and Related Revenue	54,559	48,697	12%	155,996	146,810	6%
Investment Management:
Asset Management and Administration Fees	20,555	17,304	19%	58,454	49,837	17%
Other Revenue, net	21,996	6,004	266%	68,096	48,719	40%
Net Revenues	$734,222	$570,220	29%	$2,004,261	$1,641,782	22%

	Three Months Ended			Nine Months Ended
	September 30, 2024	September 30, 2023	% Change	September 30, 2024	September 30, 2023	% Change
Total Number of Fees from Advisory and Underwriting Client Transactions(1)	259	225	15%	544	484	12%
Total Number of Fees of at Least $1 million from Advisory and Underwriting Client Transactions(1)	112	86	30%	298	241	24%

Total Number of Underwriting Transactions(1)	17	11	55%	53	40	33%
Total Number of Underwriting Transactions as a Bookrunner(1)	15	10	50%	45	36	25%

1. Includes Equity and Debt Underwriting Transactions.

	As of September 30,
	2024	2023	% Change
Assets Under Management ($ mm)(1)	$13,887	$11,273	23%

1. Assets Under Management reflect end of period amounts from our consolidated Wealth Management business.

Advisory Fees – Third quarter Advisory Fees increased $125.6 million, or 27%, year-over-year, and year-to-date Advisory Fees increased $286.5 million, or 22%, year-over-year, reflecting an increase in revenue earned from large transactions and an increase in the number of advisory fees earned during 2024.

Underwriting Fees – Third quarter Underwriting Fees increased $13.3 million, or 43%, year-over-year, and year-to-date Underwriting Fees increased $38.8 million, or 42%, year-over-year, reflecting an increase in the number of transactions we participated in during 2024.

Commissions and Related Revenue – Third quarter Commissions and Related Revenue increased $5.9 million, or 12%, year-over-year, and year-to-date Commissions and Related Revenue increased $9.2 million, or 6%, year-over-year, primarily reflecting higher trading commissions and subscription fees.

Asset Management and Administration Fees – Third quarter Asset Management and Administration Fees increased $3.3 million, or 19%, year-over-year, and year-to-date Asset Management and Administration

Fees increased $8.6 million, or 17%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 23%, primarily from market appreciation.

Other Revenue – Third quarter Other Revenue, net, increased $16.0 million, or 266%, year-over-year, and year-to-date Other Revenue, net, increased $19.4 million, or 40%, year-over-year, primarily reflecting higher performance of our investment funds portfolio, as well as higher interest income. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program.

Expenses

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2024	September 30, 2023	% Change	September 30, 2024	September 30, 2023	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$488,010	$391,730	25%	$1,334,650	$1,096,976	22%
Compensation Ratio	66.5%	68.7%		66.6%	66.8%
Non-Compensation Costs	$116,914	$101,664	15%	$347,950	$300,439	16%
Non-Compensation Ratio	15.9%	17.8%		17.4%	18.3%
Special Charges, Including Business Realignment Costs	$7,305	$—	NM	$7,305	$2,921	150%

Employee Compensation and Benefits – Third quarter Employee Compensation and Benefits increased $96.3 million, or 25%, year-over-year, reflecting a compensation ratio of 66.5% for the third quarter of 2024 versus 68.7% for the prior year period. The increase in Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher amortization of prior period deferred compensation awards. The Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Year-to-date Employee Compensation and Benefits increased $237.7 million, or 22%, year-over-year, reflecting a year-to-date compensation ratio of 66.6% versus 66.8% for the prior year period. The increase in Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher compensation expense related to senior new hires. The Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – Third quarter Non-Compensation Costs increased $15.3 million, or 15%, year-over-year, primarily driven by an increase in travel and related expenses, largely due to higher levels of business activity and increased headcount, as well as an increase in professional fees and communications and information services, principally reflecting higher expenses associated with license fees and research services. The third quarter Non-Compensation ratio of 15.9% decreased from 17.8% for the prior year period. The Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Year-to-date Non-Compensation Costs increased $47.5 million, or 16%, year-over-year, primarily driven by an increase in professional fees and travel and related expenses, largely due to higher levels of business activity and increased headcount, as well as an increase in communications and information services, principally reflecting higher expenses associated with license fees and research services in 2024. The year-to-date Non-Compensation ratio of 17.4% decreased from 18.3% for the prior year period. The Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period.

Special Charges, Including Business Realignment Costs – Third quarter and year-to-date 2024 Special Charges, Including Business Realignment Costs, relate to the write-off of the remaining carrying value of the Company's investment in Luminis in connection with the redemption of the Company's interest. See page 3 for further information.

Year-to-date 2023 Special Charges, Including Business Realignment Costs, relate to the write-off of non-recoverable assets in connection with the wind-down of the Company's operations in Mexico.

Effective Tax Rate

The third quarter effective tax rate was 28.4% versus 25.1% for the prior year period. The year-to-date effective tax rate was 17.7% versus 21.5% for the prior year period. The effective tax rate is principally impacted by an increase in non-deductible expenses, state and local apportionment adjustments and the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The year-to-date provision for income taxes for 2024 reflects an additional tax benefit of $32.0 million versus $14.1 million for the prior year period, due to the net impact associated with the appreciation in our share price upon vesting of employee share-based awards above the original grant price.

Selected Financial Data – Adjusted Results

The following is a discussion of Evercore's consolidated results on an Adjusted basis. See pages 3 and A-2 to A-8 for further information and reconciliations of these metrics to our U.S. GAAP results. See pages A-5 to A-7 for our business segment results.

Adjusted Net Revenues

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2024	September 30, 2023	% Change	September 30, 2024	September 30, 2023	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees(1)	$593,187	$467,581	27%	$1,592,091	$1,304,913	22%
Underwriting Fees	44,132	30,814	43%	130,666	91,897	42%
Commissions and Related Revenue	54,559	48,697	12%	155,996	146,810	6%
Investment Management:
Asset Management and Administration Fees(2)	21,420	18,788	14%	62,666	54,117	16%
Other Revenue, net	26,237	10,188	158%	80,714	61,255	32%
Net Revenues	$739,535	$576,068	28%	$2,022,133	$1,658,992	22%

1. Advisory Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investments in Luminis and Seneca Evercore of $0.2 million and $1.0 million for the three and nine months ended September 30, 2024, respectively, and $0.2 million and $0.4 million for the three and nine months ended September 30, 2023, respectively.
2. Asset Management and Administration Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investments in Atalanta Sosnoff and ABS (through July 2024) of $0.9 million and $4.2 million for the three and nine months ended September 30, 2024, respectively, and $1.5 million and $4.3 million for the three and nine months ended September 30, 2023, respectively.

See page 4 for additional business metrics.

Advisory Fees – Third quarter adjusted Advisory Fees increased $125.6 million, or 27%, year-over-year, and year-to-date adjusted Advisory Fees increased $287.2 million, or 22%, year-over-year, reflecting an increase in revenue earned from large transactions and an increase the number of advisory fees earned during 2024.

Underwriting Fees – Third quarter Underwriting Fees increased $13.3 million, or 43%, year-over-year, and year-to-date Underwriting Fees increased $38.8 million, or 42%, year-over-year, reflecting an increase in the number of transactions we participated in during 2024.

Commissions and Related Revenue – Third quarter Commissions and Related Revenue increased $5.9 million, or 12%, year-over-year, and year-to-date Commissions and Related Revenue increased $9.2 million, or 6%, year-over-year, primarily reflecting higher trading commissions and subscription fees.

Asset Management and Administration Fees – Third quarter adjusted Asset Management and Administration Fees increased $2.6 million, or 14%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 23%, primarily from market appreciation. The increase was partially offset by a 42% decrease in equity in earnings of affiliates, reflecting the sale of the remaining portion of our interest in ABS during the third quarter of 2024. Year-to-date adjusted Asset Management and Administration Fees increased $8.5 million, or 16%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 23%, primarily from market appreciation. The increase was partially offset by a 2% decrease in equity in earnings of affiliates.

Other Revenue – Third quarter adjusted Other Revenue, net, increased $16.0 million, or 158%, year-over-year, and year-to-date adjusted Other Revenue, net, increased $19.5 million, or 32%, year-over-year, primarily reflecting higher performance of our investment funds portfolio, as well as higher interest income. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program.

Adjusted Expenses

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2024	September 30, 2023	% Change	September 30, 2024	September 30, 2023	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$488,010	$391,730	25%	$1,334,650	$1,096,976	22%
Compensation Ratio	66.0%	68.0%		66.0%	66.1%
Non-Compensation Costs	$116,914	$101,664	15%	$347,950	$300,439	16%
Non-Compensation Ratio	15.8%	17.6%		17.2%	18.1%

Employee Compensation and Benefits – Third quarter adjusted Employee Compensation and Benefits increased $96.3 million, or 25%, year-over-year, reflecting an adjusted compensation ratio of 66.0% for the third quarter of 2024 versus 68.0% for the prior year period. The increase in adjusted Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher amortization of prior period deferred compensation awards. The adjusted Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Year-to-date adjusted Employee Compensation and Benefits increased $237.7 million, or 22%, year-over-year, reflecting a year-to-date adjusted compensation ratio of 66.0% versus 66.1% for the prior year period. The increase in adjusted Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher compensation expense related to senior new hires. The adjusted Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – Third quarter adjusted Non-Compensation Costs increased $15.3 million, or 15%, year-over-year, primarily driven by an increase in travel and related expenses, largely due to higher levels of business activity and increased headcount, as well as an increase in professional fees and communications and information services, principally reflecting higher expenses associated with license fees and research services. The third quarter adjusted Non-Compensation ratio of 15.8% decreased from 17.6% for the prior year period. The adjusted Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Year-to-date adjusted Non-Compensation Costs increased $47.5 million, or 16%, year-over-year, primarily driven by an increase in professional fees and travel and related expenses, largely due to higher levels of business activity and increased headcount, as well as an increase in communications and information services, principally reflecting higher expenses associated with license fees and research services in 2024. The year-to-date adjusted Non-Compensation ratio of 17.2% decreased from 18.1% for the prior year period. The adjusted Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period.

Adjusted Effective Tax Rate

The third quarter adjusted effective tax rate was 28.9% versus 27.6% for the prior year period. The year-to-date adjusted effective tax rate was 18.2% versus 22.5% for the prior year period. The adjusted effective tax rate is principally impacted by an increase in non-deductible expenses, state and local apportionment adjustments and the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The year-to-date adjusted provision for income taxes for 2024 reflects an additional tax benefit of $34.3 million versus $15.0 million for the prior year period, due to the net impact associated with the appreciation in our share price upon vesting of employee share-based awards above the original grant price.

Liquidity

The Company continues to maintain a strong balance sheet. As of September 30, 2024, cash and cash equivalents were $533.1 million, investment securities and certificates of deposit were $1.3 billion and current assets exceeded current liabilities by $1.6 billion. Amounts due related to the Notes Payable were $375.9 million at September 30, 2024.

Headcount

As of September 30, 2024 and 2023, the Company employed approximately 2,395 and 2,230 people, respectively, worldwide.

As of September 30, 2024 and 2023, the Company employed 186(1) and 175(2) total Investment Banking & Equities Senior Managing Directors, respectively, of which 145(1) and 137(2), respectively, were Investment Banking Senior Managing Directors.

(1) Senior Managing Director headcount as of September 30, 2024, adjusted to include four additional Investment Banking Senior Managing Directors committed to join in the fourth quarter of 2024 and in 2025.
(2) Senior Managing Director headcount as of September 30, 2023, adjusted to include two additional Investment Banking Senior Managing Directors that joined in the fourth quarter of 2023 and the first quarter of 2024 and to exclude for known departures of three Investment Banking Senior Managing Directors.

Deferred Compensation

Year-to-date, the Company granted to certain employees 1.8 million unvested restricted stock units ("RSUs") (which were primarily granted in conjunction with the 2023 bonus awards) with a grant date fair value of $323.0 million.

In addition, year-to-date, the Company granted $143.2 million of deferred cash awards to certain employees, related to our deferred cash compensation program, principally pursuant to 2023 bonus awards.

The Company recognized compensation expense related to RSUs and our deferred cash compensation program of $115.9 million and $362.3 million for the three and nine months ended September 30, 2024, respectively, and $104.8 million and $335.5 million for the three and nine months ended September 30, 2023, respectively.

As of September 30, 2024, the Company had 5.1 million unvested RSUs with an aggregate grant date fair value of $753.9 million. RSUs are expensed over the service period of the award, subject to retirement eligibility, and generally vest over four years.

As of September 30, 2024, the Company expects to pay an aggregate of $393.3 million related to our deferred cash compensation program at various dates through 2028, subject to certain vesting events. Amounts due pursuant to this program are expensed over the service period of the award, subject to retirement eligibility, and are reflected in Accrued Compensation and Benefits, a component of current liabilities.

In addition, from time to time, the Company also grants cash and equity-based performance awards to certain employees, the settlement of which is dependent on the performance criteria being achieved.

Capital Return Transactions

On October 22, 2024, the Board of Directors of Evercore declared a quarterly dividend of $0.80 per share to be paid on December 13, 2024 to common stockholders of record on November 29, 2024.

During the third quarter, the Company repurchased 29 thousand shares from employees for the net settlement of stock-based compensation awards at an average price per share of $222.92, and 0.4 million shares at an average price per share of $236.91 in open market transactions pursuant to the Company's share repurchase program. The aggregate 0.4 million shares were acquired at an average price per share of $235.96. Year-to-date, the Company repurchased 1.0 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $178.02, and 1.2 million shares at an average price per share of $199.11 in open market transactions pursuant to the Company's share repurchase program. The aggregate 2.2 million shares were acquired at an average price per share of $189.69.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, October 23, 2024, accessible via telephone and webcast. Investors and analysts may participate in the live conference call by dialing (800) 225-9448 (toll-free domestic) or (203) 518-9708 (international); passcode: EVRQ324. Please register at least 10 minutes before the conference call begins.

A live audio webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in the Americas, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:	Katy Haber
Head of Investor Relations & ESG
InvestorRelations@Evercore.com

Media Contacts:	Jamie Easton
Head of Communications & External Affairs
Communications@Evercore.com

Shree Dhond / Zach Kouwe
Dukas Linden Public Relations
Evercore@DLPR.com
(646) 722-6531

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflects how management views its operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in the following pages.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this release are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2023, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenues
Investment Banking & Equities:
Advisory Fees	$592,980	$467,401	$1,591,049	$1,304,519
Underwriting Fees	44,132	30,814	130,666	91,897
Commissions and Related Revenue	54,559	48,697	155,996	146,810
Asset Management and Administration Fees	20,555	17,304	58,454	49,837
Other Revenue, Including Interest and Investments	26,194	10,188	80,671	61,255
Total Revenues	738,420	574,404	2,016,836	1,654,318
Interest Expense(1)	4,198	4,184	12,575	12,536
Net Revenues	734,222	570,220	2,004,261	1,641,782

Expenses
Employee Compensation and Benefits	488,010	391,730	1,334,650	1,096,976
Occupancy and Equipment Rental	23,087	22,094	66,832	63,994
Professional Fees	32,313	28,390	97,820	79,992
Travel and Related Expenses	18,278	13,465	58,884	46,090
Communications and Information Services	21,242	18,435	59,995	52,006
Depreciation and Amortization	5,896	5,848	18,628	18,373
Execution, Clearing and Custody Fees	3,346	3,115	9,738	8,845
Special Charges, Including Business Realignment Costs	7,305	—	7,305	2,921
Other Operating Expenses	12,752	10,317	36,053	31,139
Total Expenses	612,229	493,394	1,689,905	1,400,336

Income Before Income from Equity Method Investments and Income Taxes	121,993	76,826	314,356	241,446
Income from Equity Method Investments	1,072	1,664	5,254	4,674
Income Before Income Taxes	123,065	78,490	319,610	246,120
Provision for Income Taxes	34,971	19,717	56,659	52,945
Net Income	88,094	58,773	262,951	193,175
Net Income Attributable to Noncontrolling Interest	9,701	6,625	25,107	20,444
Net Income Attributable to Evercore Inc.	$78,393	$52,148	$237,844	$172,731

Net Income Attributable to Evercore Inc. Common Shareholders	$78,393	$52,148	$237,844	$172,731

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	38,294	37,823	38,411	38,179
Diluted	42,038	40,000	41,325	39,907

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$2.05	$1.38	$6.19	$4.52
Diluted	$1.86	$1.30	$5.76	$4.33

(1)Includes interest expense on long-term debt.

Adjusted Results
Throughout the discussion of Evercore's business and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units and Unvested Restricted Stock Units into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking & Equities and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1.Assumed Exchange of Evercore LP Units into Class A Shares. The Adjusted results assume substantially all Evercore LP Units have been exchanged for Class A shares. Accordingly, the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of substantially all of these previously granted equity interests and IPO related restricted stock units, and thus the Adjusted results reflect their exchange into Class A shares.
2.Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:
a.Foreign Exchange Gains / (Losses). The release of cumulative foreign exchange losses in the third quarter of 2024 resulting from the redemption of the Company's interest in Luminis is excluded from the Adjusted presentation.
b.Gain on Sale of Interests in ABS. The gain on the sale of the remaining portion of the Company's interest in ABS in the third quarter of 2024 is excluded from the Adjusted presentation.
3.Special Charges, Including Business Realignment Costs. Expenses during 2024 that are excluded from the Adjusted presentation relate to the write-off of the remaining carrying value of the Company's investment in Luminis in connection with the redemption of the Company's interest. Expenses during 2023 that are excluded from the Adjusted presentation relate to the write-off of non-recoverable assets in connection with the wind-down of the Company's operations in Mexico.
4.Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
5.Presentation of Interest Expense. The Adjusted results present Adjusted Investment Banking & Equities Operating Income before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.

6.Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a useful presentation.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net Revenues - U.S. GAAP	$734,222	$570,220	$2,004,261	$1,641,782
Income from Equity Method Investments (1)	1,072	1,664	5,254	4,674
Interest Expense on Debt (2)	4,198	4,184	12,575	12,536
Release of Foreign Exchange Losses from Luminis Redemption (3)	658	—	658	—
Gain on Sale of Interests in ABS (4)	(615)	—	(615)	—
Net Revenues - Adjusted	$739,535	$576,068	$2,022,133	$1,658,992

Other Revenue, net - U.S. GAAP	$21,996	$6,004	$68,096	$48,719
Interest Expense on Debt (2)	4,198	4,184	12,575	12,536
Release of Foreign Exchange Losses from Luminis Redemption (3)	658	—	658	—
Gain on Sale of Interests in ABS (4)	(615)	—	(615)	—
Other Revenue, net - Adjusted	$26,237	$10,188	$80,714	$61,255

Operating Income - U.S. GAAP	$121,993	$76,826	$314,356	$241,446
Income from Equity Method Investments (1)	1,072	1,664	5,254	4,674
Pre-Tax Income - U.S. GAAP	123,065	78,490	319,610	246,120
Release of Foreign Exchange Losses from Luminis Redemption (3)	658	—	658	—
Gain on Sale of Interests in ABS (4)	(615)	—	(615)	—
Special Charges, Including Business Realignment Costs (5)	7,305	—	7,305	2,921
Pre-Tax Income - Adjusted	130,413	78,490	326,958	249,041
Interest Expense on Debt (2)	4,198	4,184	12,575	12,536
Operating Income - Adjusted	$134,611	$82,674	$339,533	$261,577

Provision for Income Taxes - U.S. GAAP	$34,971	$19,717	$56,659	$52,945
Income Taxes (6)	2,771	1,915	2,702	3,115
Provision for Income Taxes - Adjusted	$37,742	$21,632	$59,361	$56,060

Net Income Attributable to Evercore Inc. - U.S. GAAP	$78,393	$52,148	$237,844	$172,731
Release of Foreign Exchange Losses from Luminis Redemption (3)	658	—	658	—
Gain on Sale of Interests in ABS (4)	(615)	—	(615)	—
Special Charges, Including Business Realignment Costs (5)	7,305	—	7,305	2,921
Income Taxes (6)	(2,771)	(1,915)	(2,702)	(3,115)
Noncontrolling Interest (7)	7,955	5,254	20,035	16,563
Net Income Attributable to Evercore Inc. - Adjusted	$90,925	$55,487	$262,525	$189,100

Diluted Shares Outstanding - U.S. GAAP	42,038	40,000	41,325	39,907
LP Units (8)	2,476	2,790	2,549	2,787
Unvested Restricted Stock Units - Event Based (8)	12	12	12	12
Diluted Shares Outstanding - Adjusted	44,526	42,802	43,886	42,706

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$1.86	$1.30	$5.76	$4.33
Diluted Earnings Per Share - Adjusted	$2.04	$1.30	$5.98	$4.43

Operating Margin - U.S. GAAP	16.6%	13.5%	15.7%	14.7%
Operating Margin - Adjusted	18.2%	14.4%	16.8%	15.8%

Effective Tax Rate - U.S. GAAP	28.4%	25.1%	17.7%	21.5%
Effective Tax Rate - Adjusted	28.9%	27.6%	18.2%	22.5%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended September 30, 2024				Nine Months Ended September 30, 2024
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$592,980	$207	(1)	$593,187	$1,591,049	$1,042	(1)	$1,592,091
Underwriting Fees	44,132	—		44,132	130,666	—		130,666
Commissions and Related Revenue	54,559	—		54,559	155,996	—		155,996
Other Revenue, net	21,104	4,856	(2)(3)	25,960	66,802	13,233	(2)(3)	80,035
Net Revenues	712,775	5,063		717,838	1,944,513	14,275		1,958,788

Expenses:
Employee Compensation and Benefits	475,990	—		475,990	1,301,341	—		1,301,341
Non-Compensation Costs	113,093	—		113,093	336,948	—		336,948
Special Charges, Including Business Realignment Costs	7,305	(7,305)	(5)	—	7,305	(7,305)	(5)	—
Total Expenses	596,388	(7,305)		589,083	1,645,594	(7,305)		1,638,289

Operating Income (a)	$116,387	$12,368		$128,755	$298,919	$21,580		$320,499

Compensation Ratio (b)	66.8%			66.3%	66.9%			66.4%
Operating Margin (b)	16.3%			17.9%	15.4%			16.4%

	Investment Management Segment
	Three Months Ended September 30, 2024				Nine Months Ended September 30, 2024
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$20,555	$865	(1)	$21,420	$58,454	$4,212	(1)	$62,666
Other Revenue, net	892	(615)	(4)	277	1,294	(615)	(4)	679
Net Revenues	21,447	250		21,697	59,748	3,597		63,345

Expenses:
Employee Compensation and Benefits	12,020	—		12,020	33,309	—		33,309
Non-Compensation Costs	3,821	—		3,821	11,002	—		11,002
Total Expenses	15,841	—		15,841	44,311	—		44,311

Operating Income (a)	$5,606	$250		$5,856	$15,437	$3,597		$19,034

Compensation Ratio (b)	56.0%			55.4%	55.7%			52.6%
Operating Margin (b)	26.1%			27.0%	25.8%			30.0%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended September 30, 2023				Nine Months Ended September 30, 2023
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$467,401	$180	(1)	$467,581	$1,304,519	$394	(1)	$1,304,913
Underwriting Fees	30,814	—		30,814	91,897	—		91,897
Commissions and Related Revenue	48,697	—		48,697	146,810	—		146,810
Other Revenue, net	5,729	4,184	(2)	9,913	46,472	12,536	(2)	59,008
Net Revenues	552,641	4,364		557,005	1,589,698	12,930		1,602,628

Expenses:
Employee Compensation and Benefits	381,117	—		381,117	1,066,686	—		1,066,686
Non-Compensation Costs	98,312	—		98,312	290,167	—		290,167
Special Charges, Including Business Realignment Costs	—	—		—	2,921	(2,921)	(5)	—
Total Expenses	479,429	—		479,429	1,359,774	(2,921)		1,356,853

Operating Income (a)	$73,212	$4,364		$77,576	$229,924	$15,851		$245,775

Compensation Ratio (b)	69.0%			68.4%	67.1%			66.6%
Operating Margin (b)	13.2%			13.9%	14.5%			15.3%

	Investment Management Segment
	Three Months Ended September 30, 2023				Nine Months Ended September 30, 2023
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$17,304	$1,484	(1)	$18,788	$49,837	$4,280	(1)	$54,117
Other Revenue, net	275	—		275	2,247	—		2,247
Net Revenues	17,579	1,484		19,063	52,084	4,280		56,364

Expenses:
Employee Compensation and Benefits	10,613	—		10,613	30,290	—		30,290
Non-Compensation Costs	3,352	—		3,352	10,272	—		10,272
Total Expenses	13,965	—		13,965	40,562	—		40,562

Operating Income (a)	$3,614	$1,484		$5,098	$11,522	$4,280		$15,802

Compensation Ratio (b)	60.4%			55.7%	58.2%			53.7%
Operating Margin (b)	20.6%			26.7%	22.1%			28.0%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT AND CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Investment Banking & Equities
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$592,980	$467,401	$1,591,049	$1,304,519
Underwriting Fees	44,132	30,814	130,666	91,897
Commissions and Related Revenue	54,559	48,697	155,996	146,810
Other Revenue, net	21,104	5,729	66,802	46,472
Net Revenues	712,775	552,641	1,944,513	1,589,698

Expenses:
Employee Compensation and Benefits	475,990	381,117	1,301,341	1,066,686
Non-Compensation Costs	113,093	98,312	336,948	290,167
Special Charges, Including Business Realignment Costs	7,305	—	7,305	2,921
Total Expenses	596,388	479,429	1,645,594	1,359,774

Operating Income (a)	$116,387	$73,212	$298,919	$229,924

Investment Management
Net Revenues:
Asset Management and Administration Fees	$20,555	$17,304	$58,454	$49,837
Other Revenue, net	892	275	1,294	2,247
Net Revenues	21,447	17,579	59,748	52,084

Expenses:
Employee Compensation and Benefits	12,020	10,613	33,309	30,290
Non-Compensation Costs	3,821	3,352	11,002	10,272
Total Expenses	15,841	13,965	44,311	40,562

Operating Income (a)	$5,606	$3,614	$15,437	$11,522

Total
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$592,980	$467,401	$1,591,049	$1,304,519
Underwriting Fees	44,132	30,814	130,666	91,897
Commissions and Related Revenue	54,559	48,697	155,996	146,810
Asset Management and Administration Fees	20,555	17,304	58,454	49,837
Other Revenue, net	21,996	6,004	68,096	48,719
Net Revenues	734,222	570,220	2,004,261	1,641,782

Expenses:
Employee Compensation and Benefits	488,010	391,730	1,334,650	1,096,976
Non-Compensation Costs	116,914	101,664	347,950	300,439
Special Charges, Including Business Realignment Costs	7,305	—	7,305	2,921
Total Expenses	612,229	493,394	1,689,905	1,400,336

Operating Income (a)	$121,993	$76,826	$314,356	$241,446

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.
(2)Interest Expense on Debt is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis.
(3)The release of cumulative foreign exchange losses in the third quarter of 2024 resulting from the redemption of the Company's interest in Luminis is excluded from the Adjusted presentation.
(4)The gain on the sale of the remaining portion of the Company's interest in ABS in the third quarter of 2024 is excluded from the Adjusted presentation.
(5)Expenses during 2024 that are excluded from the Adjusted presentation relate to the write-off of the remaining carrying value of the Company's investment in Luminis in connection with the redemption of the Company's interest. Expenses during 2023 that are excluded from the Adjusted presentation relate to the write-off of non-recoverable assets in connection with the wind-down of the Company's operations in Mexico.
(6)Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
(7)Reflects an adjustment to eliminate noncontrolling interest related to substantially all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.
(8)Assumes the exchange into Class A shares of substantially all Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.